UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 16, 2019 (March 1, 2019)
Date of Report
(Date of earliest event reported)

WSFS Financial Corporation (Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware 19801
(Address of Principal Executive Offices, and Zip Code)

(302) 792-6000
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq “Global Select Market”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A is being filed with the Securities and Exchange Commission solely to amend and supplement Item 9.01 of the Current Report on Form 8-K (the “Original 8-K”) filed by WSFS Financial Corporation (“WSFS”) on March 1, 2019, reporting under Item 2.01 the completion of its previously announced merger (the “Merger”) with Beneficial Bancorp, Inc. (“Beneficial”). Under Item 9.01 of the Original 8-K, WSFS stated that unaudited pro forma financial information would be filed by amendment no later than 71 days following the date that the Original 8-K was required to be filed. No other changes have been made to the Original 8-K.

Item 9.01    Financial Statements and Other Exhibits.

(b) Pro Forma Financial Information.

(i) The unaudited pro forma combined condensed balance sheet of WSFS and Beneficial for the year ended December 31, 2018, unaudited pro forma combined condensed statement of income of WSFS and Beneficial for the year ended December 31, 2018, and the notes related thereto, reflecting the Merger, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Number	Description
99.2	Unaudited Pro Forma Combined Condensed Financial Statements of WSFS Financial Corporation and Beneficial Bancorp, Inc. as of and for the year ended December 31, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	May 16, 2019	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer